Exhibit 99.1

News Release

Kimco Realty Announces Redemption of its 6.90% Class H Cumulative Redeemable Preferred Stock

NEW HYDE PARK, N.Y., October 26, 2015 – Kimco Realty Corp. (NYSE: KIM), North America’s largest publicly-traded owner and operator of open-air shopping centers, today announced that it will redeem all 7,000,000 outstanding depositary shares of the Company's 6.90% Class H Cumulative Redeemable Preferred Stock, $1.00 par value per share (the “Class H Preferred Stock”) (NYSE: KIMPRH – CUSIP no. 49446R828), on November 25, 2015 (the “Redemption Date”). The Class H Preferred Stock will be redeemed at the redemption price of $25.00 per depositary share plus $0.191667 in accumulated and unpaid dividends. Dividends will cease to accrue on the Class H Preferred Stock as of the Redemption Date.

A notice of redemption and related materials will be mailed to holders of record of Class H depositary shares on October 26, 2015. Holders of Class H depositary shares that hold their shares through the Depository Trust Company (“DTC”) will be redeemed in accordance with the applicable procedures of DTC. Questions relating to the notice of redemption and related materials should be directed to Wells Fargo Shareowner Services, Kimco’s transfer agent and the paying agent for the redemption of the Class H Preferred Stock (the “Paying Agent”), at 1-866-557-8695. The address of the Paying Agent is Wells Fargo Shareowner Services, Attn: Corporate Actions Department, P.O. Box 64858, St. Paul, MN 55164-0858.

ABOUT KIMCO

Kimco Realty Corp. (NYSE: KIM) is a real estate investment trust (REIT) headquartered in New Hyde Park, N.Y., that is North America’s largest publicly-traded owner and operator of open-air shopping centers. As of June 30, 2015, the company owned interests in 727 shopping centers comprising 107 million square feet of leasable space across 39 states, Puerto Rico, Canada, and Chile. Publicly traded on the NYSE since 1991, and included in the S&P 500 Index, the company has specialized in shopping center acquisitions, development and management for more than 50 years.

SAFE HARBOR STATEMENT

The statements in this release state the company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the company, (iv) the company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates and foreign currency exchange rates and  management’s ability to estimate the impact thereof, (vii) risks related to the company’s international operations, (viii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with the company’s expectations, (ix) valuation and risks related to the company’s joint venture and preferred equity investments, (x) valuation of marketable securities and other investments, (xi) increases in operating costs, (xii) changes in the dividend policy for the company’s common stock, (xiii) the reduction in the company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiv) impairment charges and  (xv) unanticipated changes in the company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2014, as it may be updated or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, which discuss these and other factors that could adversely affect the company’s results.

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CONTACT:

David F. Bujnicki

Vice President, Investor Relations and Corporate Communications

Kimco Realty Corp.

1-866-831-4297

dbujnicki@kimcorealty.com